Confidential
Amendment to Royalty Bond Support Agreement
Between
Nanobiotix S.A., as the Issuer
The Entities Listed on Annex 1 Hereto, as the Subscribers
and
HCR Nano SPV, LLC, as the Subscriber Representative

Dated as of [***]

Confidential
Amendment to Royalty Bond Support Agreement
    This Amendment to royalty Bond Support Agreement (this “Amendment”), dated as of [***], is made and entered into by and between Nanobiotix S.A., a corporation (société anonyme) organized under the laws of France (“Issuer”), the entities listed on Annex 1 and on the signature pages hereto (each, a “Subscriber” and collectively, “Subscribers”) and HCR Nano SPV, LLC, a Delaware limited liability company (“Subscriber Representative”), solely in its capacity as agent for, and representative of, Subscribers.
Recitals
WHEREAS, Issuer, Subscribers and Subscriber Representative are parties to that certain Royalty Bond Support Agreement, dated October 30, 2025 (the “Support Agreement”).
WHEREAS, the Issuer, Subscribers and Subscriber Representative desire to amend the Support Agreement to extend the End Date, as such term is defined in Section 7.13(a) of the Support Agreement, on the terms and subject to the conditions set forth herein.
WHEREAS, pursuant to Section 7.5 of the Support Agreement, the Support Agreement may be amended, modified or supplemented only in a writing signed by Subscriber Representative (on behalf of all Subscribers) and Issuer.
NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Issuer, Subscribers and Subscriber Representative (on behalf of all Subscribers) hereby agree as follows:
1.     Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given them in the Support Agreement.
        2.    Amendment to the Support Agreement. Section 7.13(a) of the Support Agreement is hereby amended to extend the End Date until [***], as follows:
This Support Agreement and the Bonds Subscription Agreement may be terminated and the transactions contemplated hereunder and thereunder abandoned at any time prior to the Closing, by Subscriber Representative (on behalf of all Subscribers) or Issuer if the Closing does not occur on or before [***] (the “End Date”); provided that the right to terminate this Support Agreement or the Bonds Subscription Agreement under this Section 7.13(a) shall not be available to any party whose breach of a representation, warranty, covenant or agreement set forth in this Support Agreement or the Bonds Subscription Agreement has been the cause of or resulted in the failure the Closing to not occur on or before the End Date; and provided, further, that if, on [***] the only condition to Closing that remains unsatisfied (except for those conditions that are by their nature satisfied at Closing) is execution of the Trust Agreement (and/or receipt of evidence of its submission to the French Tax Administration), then the End Date shall be automatically extended for an additional [***] Business Days (i.e., [***]).
1

3.     Limited Effect. Except to the extent amended hereby, all of the terms, provisions and conditions of the Support Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms and may only be further amended in accordance with Section 7.5 of the Support Agreement.
4.     Entire Agreement. The Support Agreement, as amended by this Amendment, contains the entire agreement among the parties with respect to the subject matter thereof and hereof and shall be read and construed together as a single agreement.
5.    Miscellaneous. This Amendment shall be subject to all of the following Sections of the Support Agreement: Section 7.1 (Headings), Section 7.2 (Notices), Section 7.4 (Assignment), Section 7.5 (Amendment and Waiver), Section 7.8 (No Third Party Beneficiaries), Section 7.9 (Governing Law), Section 7.10 (Jurisdiction; Venue; Service of Process; Waiver of Jury Trial), Section 7.11 (Severability), and Section 7.12 (Counterparts); and such provisions are incorporated herein and shall apply to this Amendment mutatis mutandis as of the date set forth herein.
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In witness whereof, the parties hereto have caused this Amendment to Royalty Bond Support Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.
Issuer:

Nanobiotix S.A.
By:
    Name: Laurent Lévy
    Title: President of the Management Board (Président du Directoire)

[Signature Page to Amendment to Royalty Bond Support Agreement]

In witness whereof, the parties hereto have caused this Amendment to Royalty Bond Support Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.
Subscriber Representative:

HCR Nano SPV, LLC

By:
    Name: Clarke B. Futch
    Title: Chief Executive Officer

[Signature Page to Amendment to Royalty Bond Support Agreement]

In witness whereof, the parties hereto have caused this Amendment to Royalty Bond Support Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.
Subscribers:

HCRX Investments Holdco, L.P.
By:     HCRX Master GP, LLC, its General Partner

By:
    Name: Clarke B. Futch
    Title: Chairman and Chief Executive Officer

[Signature Page to Amendment to Royalty Bond Support Agreement]

In witness whereof, the parties hereto have caused this Amendment to Royalty Bond Support Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.
Subscribers:

HCR Stafford Fund II, L.P.
By:    HCR Stafford Fund II GP, LLC, its General Partner

By:
    Name: Clarke B. Futch
    Title: Managing Member
[Signature Page to Amendment to Royalty Bond Support Agreement]

In witness whereof, the parties hereto have caused this Amendment to Royalty Bond Support Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.
Subscribers:

HCR Potomac Fund II, L.P.
By:    HCR Potomac Fund II GP, LLC, its General Partner

By:
    Name: Clarke B. Futch
    Title: Managing Member
[Signature Page to Amendment to Royalty Bond Support Agreement]

ANNEX 1
Subscribers
1.HCRX Investments Holdco, L.P.
2.HCR Stafford Fund II, L.P.
3.HCR Potomac Fund II, L.P.